UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2006
SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	2860 (Commission File Number)	20-2226223 (I.R.S. Employer Identification No.)
115 S. Linden Street
Lamoni, Iowa 50140
(Address of principal executive offices)
(641) 784-3510
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Line of Credit with Great Western Bank
     On October 4, 2006 (effective July 17, 2006), the Registrant entered into a loan agreement with Great Western Bank in which the Registrant obtained a $2,200,000 nondisclosable draw down line of credit loan. We granted Great Western Bank a security interest in all our real property located in Clarke County, Iowa and five (5) of our directors executed personal guarantees in order to secure the line of credit. We must repay the loan with interest at a rate of 12% per annum on the unpaid outstanding principal balance no later than April 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC
10/10/06	/s/ William T. Higdon
Date	William T. Higdon, President